SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the Appropriate Box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                             GOLDEN BEAR GOLF, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee:

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4) Proposed maximum aggregate
          value of transaction:
      (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

[LOGO]       GOLDEN BEAR GOLF, INC.

                                                  June 16, 1997




To our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Golden Bear Golf, Inc. to be held at 11:00 a.m. on Monday, July 21, 1997, at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410. The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

In addition to the specific matters to be acted upon, there will be a report on the progress of Golden Bear Golf, Inc. and an opportunity to ask questions.

Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Accordingly, it is important that you sign, date and return your proxy card in the enclosed envelope as soon as possible. If you decide to attend, you can still vote your shares in person, if you wish.

Thank you for your cooperation and your continued support.

                                Sincerely yours,



                                Jack W. Nicklaus
                                CHAIRMAN OF THE BOARD

                             GOLDEN BEAR GOLF, INC.
                             11780 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 21, 1997


To the Shareholders of Golden Bear Golf, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Golden Bear Golf, Inc. will be held at 11:00 a.m. on Monday, July 21, 1997, at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, for the following purposes:

      (1) To elect two Directors to serve until the 1998 Annual Meeting of Shareholders, to elect two Directors to serve until the 1999 Annual Meeting of Shareholders and to elect three Directors to serve until the 2000 Annual Meeting of Shareholders;

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on June 5, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                  By Order of the Board of Directors




                                  Jack P. Bates
                                  SENIOR VICE PRESIDENT,
                                  CHIEF FINANCIAL OFFICER AND SECRETARY

North Palm Beach, Florida
June 16, 1997

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                             GOLDEN BEAR GOLF, INC.
                             11780 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 626-3900


                                 PROXY STATEMENT


This Proxy Statement is furnished to the shareholders of Golden Bear Golf, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 11:00 a.m. on Monday, July 21, 1997, at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, or any adjournment thereof.

Only shareholders of record at the close of business on June 5, 1997 are entitled to vote at the Annual Meeting. As of the record date, the Company had outstanding 2,744,962 shares of Class A Common Stock (par value $.01 per share) and 2,760,000 shares of Class B Common Stock (par value $.01 per share). Each share of Class A Common Stock entitles the holder to one vote on each matter to be voted upon at the Annual Meeting and each share of Class B Common Stock entitles the holder to ten votes on each such matter, including the election of directors.

This Proxy Statement, the accompanying form of proxy and the Company's Annual Report to Shareholders are being mailed on or about June 17, 1997, to each shareholder entitled to vote at the Annual Meeting.

The entire cost of soliciting proxies will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and other contacts by directors, officers and other employees of the Company, without additional remuneration. The Company has retained Corporate Investor Communications, Inc. to coordinate the solicitation and forwarding of proxy materials to the beneficial owners of its shares held in "street name" for a fee of approximately $1,200 plus expenses. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of shares held of record by them.

                    PROXY PROCEDURES AND VOTING REQUIREMENTS

Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the shareholder's instructions noted thereon. In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees or withhold their vote as to specific nominees. If no such instructions are specified, the proxies will be voted "for" the election as directors of all the nominees named herein and in accordance with the judgment of the persons acting under the proxies on any other matters presented for a vote. A shareholder submitting a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by a plurality of the votes cast at the Annual Meeting will be required for the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the meeting and will be counted in determining whether or not a quorum is present. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of such meeting or for any adjournment thereof.

                              ELECTION OF DIRECTORS

The Bylaws of the Company give its Board of Directors the authority to set the number of directors, provided that it is comprised of at least four persons, the exact number of which is to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors then holding office. The size of the Company's Board of Directors is currently set at seven.

The Company's Bylaws further provide that commencing with the upcoming Annual Meeting, the Board of Directors shall be divided into three classes; designated Class I, Class II and Class III directors, with each class having as nearly an equal number of directors as possible. At the Annual Meeting, Class I directors shall initially be elected to hold office for a one-year term expiring at the 1998 Annual Meeting, Class II directors shall initially be elected to hold office for a two-year term expiring at the 1999 Annual Meeting, and Class III directors shall initially be elected to hold office for a three-year term expiring at the 2000 Annual Meeting, with each director to hold office until his successor is elected and qualified, or until his earlier resignation, removal from office or death. After expiration of such initial terms, each class will be elected for a three-year term.

The persons named below have been designated by the Board of Directors as nominees for election as directors to serve terms that correspond to their respective classes indicated, as discussed above. All of the following nominees are current directors of the Company with terms that end at the Annual Meeting. If any of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the election of such other person or persons as the Board of Directors may designate. It is not anticipated by the Board of Directors that any nominee will become unable to serve or will withdraw from nomination. Information concerning the nominees for director is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

NAME                                 AGE       POSITION WITH THE COMPANY
----                                 ---       -------------------------
NOMINEES FOR ELECTION TO TERM
  EXPIRING IN 1998 (CLASS I):
     Mark F. Hesemann                43        Senior Vice President and Director
     Roger E. Birk                   66        Director

NOMINEES FOR ELECTION TO TERM
  EXPIRING IN 1999 (CLASS II):
     Thomas P. Hislop                40        Senior Vice President and Director
     Richard F. Chapdelaine          72        Director

NOMINEES FOR ELECTION TO TERM
  EXPIRING IN 2000 (CLASS III):
     Jack W. Nicklaus                57        Chairman of the Board
     Richard P. Bellinger            45        President, Chief Executive Officer and Director
     John F. McGovern                51        Director

JACK W. NICKLAUS has served as the Chairman of the Board of the Company since its inception in 1996. Mr. Nicklaus founded Golden Bear International, Inc. ("International"), the predecessor of the Company in 1970 and has served as Chairman of its Board since inception. Mr. Nicklaus, who has been a professional golfer for over 35 years, continues to be one of professional golf's most recognized players. Mr. Nicklaus also has over 25 years experience as a golf course designer, having designed 138 courses in 23 countries. Mr. Nicklaus received the Athlete of the Decade Award (1970-1979) from SPORTS ILLUSTRATED magazine and the Golfer of the Century Award in 1988.

RICHARD P. BELLINGER has served as a member of the Company's Board of Directors and as the Company's President and Chief Executive Officer since its inception in 1996. Mr. Bellinger joined International in 1979 as Controller for the golf course and real estate development areas of International. In 1981, he was promoted to Treasurer, and in 1984, became International's Chief Financial Officer. Mr. Bellinger was promoted to Chief Operating Officer of International in 1985 and was named President in 1989.

MARK F. HESEMANN has served as a member of the Company's Board of Directors and as a Senior Vice President of the Company, with primary responsibility for the Company's Golf and Construction Divisions, since its inception in 1996. Mr. Hesemann joined International in 1982 as Director of Marketing. He became Executive Vice President of Jack Nicklaus Club Management, a division of International in 1984 and was named Vice President of International in 1985 with responsibility for marketing of Jack Nicklaus Golf Services, the golf course design division of International. He became General Manager of Jack Nicklaus Golf Services in 1986 and assumed the additional responsibility of Senior Vice President of International in 1992. From October 1994 to January 1996, Mr. Hesemann served as Managing Director in charge of all of International's business in Asia.

THOMAS P. HISLOP has served as a member of the Company's Board of Directors and as a Senior Vice President of the Company, with primary responsibility for the Company's Marketing Division, since its inception in 1996. Mr. Hislop joined International in 1984 as Director of Marketing. Mr. Hislop became Vice President of Marketing in 1985 with the responsibility for Jack Nicklaus' marketing and endorsement relationships. Mr. Hislop was named General Manager of Jack Nicklaus Marketing Services in 1986, Senior Vice President of International in 1992 and member of International's Executive Committee in 1994.

ROGER E. BIRK, a private investor, was elected to the Company's Board of Directors in October, 1996. Mr. Birk served as the President of Fannie Mae from 1987 to 1992 and is currently one of its Board members. Prior to his tenure at Fannie Mae, Mr. Birk served as Chairman and a member of the Board of the International Securities Clearing Corporation. He also served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Company, Inc. from 1981 to 1984 and was named Chairman Emeritus in 1985. In addition to Fannie Mae, Mr. Birk currently serves on the Board of Directors of Penske Corporation, Wellpoint Health Networks, Inc., Mutual of America Capital and is a life trustee of the University of Notre Dame.

RICHARD F. CHAPDELAINE was elected to the Company's Board of Directors in October, 1996. In 1966, Mr. Chapdelaine founded Chapdelaine & Company, a New York-based securities firm where he currently serves as Chairman of the Board. Mr. Chapdelaine is also Chairman of the Board of Chapdelaine Corporate Securities & Company and serves on the Board of Directors of Long Island Savings Bank and St. Francis Hospital.

JOHN F. MCGOVERN was elected to the Company's Board of Directors in October, 1996. Mr. McGovern currently serves as the Executive Vice President of Finance and Chief Financial Officer of Georgia-Pacific Corporation. Mr. McGovern joined Georgia-Pacific Corporation in 1981 as Vice President of Project Financing and progressed through several executive level positions until his appointment to his current position in 1995.


                               BOARD OF DIRECTORS

The business and affairs of the Company are managed under the direction and authority of the Board of Directors, which conducts its business through meetings of the Board of Directors and two standing committees, represented by the Audit Committee and Compensation Committee. During fiscal 1996, there were three actions by written consent on the part of the Board of Directors and such Board held one meeting subsequent to the Company's initial public offering. The Audit Committee and Compensation Committee each met once in fiscal 1996. All of the respective member directors were in attendance at all meetings. The Company has no nominating or similar committee.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee currently consists entirely of outside non-employee directors of the Company, comprised of Messrs. Birk, Chapdelaine and McGovern. The Audit Committee has the responsibility to oversee the retention, performance and compensation of the independent public accountants for the Company, and the establishment and oversight of such systems of internal accounting and auditing control as it deems appropriate.

The Compensation Committee likewise is currently comprised of Messrs. Birk, Chapdelaine and McGovern, all of whom are non-employee directors of the Company. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers, and administers certain employee benefit plans, including the Company's 1996 Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to the establishment of the Compensation Committee in October, 1996, the Company had no separate compensation committee or other board committee performing equivalent functions. During this period, the Company's Board of Directors, which was comprised entirely of inside manager directors, carried out this function, with each of the directors of the Company participating in deliberations concerning executive compensation.

COMPENSATION OF DIRECTORS

Directors of the Company who are also employees of the Company do not receive fees or retainers for serving as directors. Each non-employee director is entitled to receive $20,000 per year for his services as a director plus reimbursement of travel expenses to board and committee meetings. Each non-employee director is also entitled to receive $1,000 per quarter for his participation on the audit committee and compensation committee of the Company's Board of Directors. Pursuant to the Company's 1996 Stock Option Plan, non-employee directors are automatically granted non-qualified options each year to purchase 1,000 shares of the Company's Class A Common Stock on the first business day following the Company's annual meeting of shareholders. Such options are granted with an exercise price equal to the fair market value of the stock on the date of grant and have a term of ten years.


                               EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company. The executive officers serve at the discretion of the Company's Board of Directors.

NAME                              AGE      POSITION WITH THE COMPANY
----                              ---      -------------------------
Jack W. Nicklaus(1)               57       Chairman of the Board

Richard P. Bellinger(1)           45       President, Chief Executive Officer and Director

Mark F. Hesemann(1)               43       Senior Vice President and Director

Thomas P. Hislop(1)               40       Senior Vice President and Director

Jack P. Bates                     37       Senior Vice President and Chief Financial Officer

(1) Messrs. Nicklaus, Bellinger, Hesemann and Hislop are currently directors of the Company and nominees to be re-elected as directors at the Annual Meeting. Accordingly, detailed biographical information for them is presented herein under the caption "ELECTION OF DIRECTORS."

JACK P. BATES has served as a Senior Vice President and the Chief Financial Officer of the Company since its inception in 1996. Mr. Bates joined International in 1984. From 1985 to 1993, he served as Treasurer and became Chief Financial Officer, Senior Vice President and an Executive Committee member of International in 1993.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation paid or accrued by the Company during fiscal 1996 to Mr. Nicklaus and the Company's four most highly compensated executive officers (collectively, the "named executives").

                                          SUMMARY COMPENSATION TABLE(1)
                                                                                  LONG-TERM
                                                                                  COMPENSA-
                                            ANNUAL COMPENSATION                  TION AWARDS
                                 -------------------------------------------    ---------------
                                                                  OTHER
                                                                  ANNUAL          SECURITIES          ALL OTHER
NAME AND                           SALARY         BONUS         COMPENSA-         UNDERLYING          COMPENSA-
   PRINCIPAL POSITION             ($) (2)          ($)           TION ($)(3)     OPTIONS (#)        TION ($) (4)
----------------------------     -----------     ---------     -------------    ---------------     --------------
Jack W. Nicklaus                    125,000           ---               ---                ---                633
   Chairman of the Board

Richard P. Bellinger                383,500           ---               ---             96,000             15,397
   President and Chief
   Executive Officer

Mark F. Hesemann                    198,333           ---            20,000             32,000             17,746
   Senior Vice President

Thomas P. Hislop                    198,333           ---               ---             32,000             12,207
   Senior Vice President

Jack P. Bates                       141,333           ---               ---             32,000             11,900
   Senior Vice President
   and Chief Financial
   Officer

----------------------------

(1) The amounts included under the captions "Annual Compensation" and "All Other Compensation" are limited to those compensation related expenses for the respective individuals that were allocated or charged directly to the Company. Note that prior to the reorganization of the Company on August 1, 1996, the above named executives were employees of International and only a portion of their total compensation was allocated to and included in the historical financial statements of the Company. Only approximately 80% of the respective total salaries earned by Messrs. Bellinger and Bates for the first seven months of the year through August 1, 1996 are included in the amounts under the column captioned "Salary." The remainder of the total salaries attributable to Messrs. Bellinger and Bates for the period were allocated and charged to International. Effective August 1, 1996, the Company entered into employment agreements with Messrs.
     Nicklaus, Bellinger, Hesemann, Hislop and Bates as discussed below.

(2) Pursuant to certain employment agreements effective August 1, 1996, Messrs. Nicklaus, Bellinger, Hesemann, Hislop and Bates receive annual base salaries of $125,000, $450,000, $210,000, $210,000 and $160,000,
     respectively.

(3) The amount included in the "Other Annual Compensation" column for Mr. Hesemann represents an allowance for certain foreign income taxes paid by Mr. Hesemann during fiscal 1996.

(4) The amounts included in the "All Other Compensation" column represent matching contributions made by the Company under the Company's 401(k) plan, allowances for automobile related expenses, profit sharing contributions and group term life insurance premiums paid on behalf of the named executives.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning stock options granted to the named executives during fiscal 1996 under the Company's 1996 Stock Option Plan.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF STOCK
                                                                                                    PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                                 FOR OPTION TERM(1)
                            ---------------------------------------------------------------     ---------------------------
                             NUMBER OF         PERCENT OF
                             SECURITIES      TOTAL OPTIONS
                             UNDERLYING        GRANTED TO       EXERCISE
                              OPTIONS         EMPLOYEES IN        PRICE        EXPIRATION
NAME                        GRANTED (#) (2)   FISCAL YEAR        $/SHARE          DATE            5% ($)         10% ($)
-----------------------     ---------------- ---------------    ----------    -------------     -----------     -----------
Richard P. Bellinger              96,000              26.2%         16.00          7/31/06         965,982       2,447,988

Mark F. Hesemann                  32,000               8.7%         16.00          7/31/06         321,994         815,996

Thomas P. Hislop                  32,000               8.7%         16.00          7/31/06         321,994         815,996

Jack P. Bates                     32,000               8.7%         16.00          7/31/06         321,994         815,996

-----------------------

(1) As required by the rules promulgated by the Securities and Exchange Commission, potential realizable values are based on the prescribed assumption that the Company's Class A Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Class A Common Stock. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Class A Stock increasing to $26.06 and $41.50, respectively, over the 10 year term of the options granted above.

(2) These options, which were issued pursuant to certain employment agreements with the Company effective August 1, 1996, vest in increments of 30% each year on the grant anniversary date for the first three years. The final 10% of such options vest over the remaining initial terms of the respective employment agreements, which provided for initial terms ranging from three and one half years to five years.


FISCAL YEAR END OPTION VALUES

None of the stock options issued by the Company to the named executives were exercisable during fiscal 1996 and accordingly, no stock options were exercised by such individuals during the last fiscal year. The following table sets forth certain information regarding the number of unexercised stock options held by the named executives as of December 31, 1996.

                                NUMBER OF
                          SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                           UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                          AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END ($)
                             EXERCISABLE (E)/            EXERCISABLE (E)/
NAME                        UNEXERCISABLE (U)           UNEXERCISABLE (U)
------------------------  -----------------------     -----------------------

Richard P. Bellinger                    96,000 U                       --- U

Mark F. Hesemann                        32,000 U                       --- U

Thomas P. Hislop                        32,000 U                       --- U

Jack P. Bates                           32,000 U                       --- U

EMPLOYMENT AGREEMENTS

Upon the closing of the initial public offering of its Class A Common Stock, the Company entered into employment agreements, effective August 1, 1996, with Messrs. Nicklaus, Bellinger, Hesemann, Hislop and Bates.

The employment agreement with Mr. Nicklaus provides for an annual base salary of $125,000, subject to annual increases as determined by the Compensation Committee of the Company's Board of Directors. Under the terms of the agreement, the Company has agreed to employ Mr. Nicklaus for a period of five years, which period is automatically extended for additional one year periods until the employment agreement is terminated by the Company or Mr. Nicklaus. In addition to the time associated with serving as the Chairman of the Board of the Company, Mr. Nicklaus is required to spend a maximum of ten days performing personal services or making appearances in connection with the Company's licensing arrangements and marketing partnerships. Compensation for any additional days in which Mr. Nicklaus agrees to provide such personal services or appearances on behalf of the Company is to be mutually agreed upon by the Company and Mr. Nicklaus on a case-by-case basis. Pursuant to his employment agreement, Mr. Nicklaus is also entitled to receive options to purchase 65,000 shares of Class A Common Stock each year, for a period of four years, commencing on August 1, 1997. The options will be immediately exercisable upon grant, will expire in 2006 and will have a per share price equal to the fair market value on the date of grant. In the event of Mr. Nicklaus' death, Mr. Nicklaus' heirs will be entitled to continue to receive the stock options which Mr. Nicklaus would have been entitled to receive under the employment agreement.

Pursuant to their respective employment agreements, the annual base salaries of Messrs. Bellinger, Hesemann, Hislop and Bates for services provided to the Company are $450,000, $210,000, $210,000 and $160,000, respectively, subject in each case to annual increases as determined by the Compensation Committee. The respective employment agreements also provide for the payment of annual performance-based additional bonus compensation equal to a percentage of such executive's base salary, based on the achievement by the Company and the executive of certain pre-established performance objectives. Under the terms of the respective agreements, the Company has agreed to employ Messrs. Bellinger, Hesemann, Hislop and Bates for periods extending through September 30, 2001, March 31, 2001, September 30, 2000 and March 31, 2000, respectively. Such initial employment terms are automatically extended for additional two-year periods until the respective employment agreements are terminated by the Company or the executive.

The terms of the respective employment agreements also provide that if Messrs. Bellinger, Hesemann, Hislop or Bates are terminated by the Company without "cause," as defined, or if the Company does not renew their employment upon the expiration of the original term or any renewal term thereof, such executives will be entitled to continue to be paid for the greater of the remainder of their current employment term or two years. The annual amounts payable under such provision include the base salary in effect at the time of termination and an amount equal to the additional bonus compensation paid in the most recent fiscal year prior to termination. In addition, such executives would be entitled to receive health insurance benefits for themselves and their families for a period of 18 months. If an executive's employment is terminated for any of the reasons listed above within one year of a change of control of the Company, such executive will be entitled to receive all of the amounts described above in a lump sum cash payment. If any of the executives are terminated for cause or resigns, the payment of salary and additional compensation will cease.

The respective employment agreements require that Messrs. Hesemann and Hislop devote their full business time to providing services exclusively to the Company. Messrs. Bellinger and Bates are required to dedicate at least 80% of their business time to providing services to the Company. The remainder of Messrs. Bellinger's and Bates' business time may be spent on management of other entities, including those controlled by Mr. Nicklaus. Each employee agreement also contains certain provisions with respect to confidentiality and non-competition.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, which was established in October 1996, is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options. The Board of Directors reviews these recommendations and approves all actions regarding executive compensation. The Compensation Committee currently consists of Messrs. Birk, Chapdelaine and McGovern, each of whom is a non-employee director of the Company.

The principal objectives of the Company's executive compensation program are to:
(i) support the achievement of desired Company performance, (ii) align the executive officers' interests with the success of the Company and with the interests of the Company's shareholders and (iii) provide compensation that will attract and retain superior talent and reward performance. These objectives are principally achieved through compensation in the form of annual base salaries, bonuses and stock options.

The compensation paid or granted to executive officers of the Company during fiscal 1996 as well as the stock options granted to such executive officers was determined by decisions on the part of the Board of Directors prior to the creation of the Compensation Committee and appointment of outside non-employee directors to such committee in October 1996. Prior to the reorganization of the Company on August 1, 1996 in connection with the Company's initial public offering, the named executives identified in the "SUMMARY COMPENSATION TABLE" included elsewhere herein were employees of International and only a portion of their total compensation was allocated to and included in the historical financial statements of the Company. Only approximately 80% of the respective total salaries earned by Messrs. Bellinger and Bates for the first seven months of the year through August 1, 1996 are included in the amounts under the column captioned "Salary" in the "SUMMARY COMPENSATION TABLE." The remainder of the total salaries attributable to Messrs. Bellinger and Bates for the period were allocated and charged to International. Effective August 1, 1996, the Company entered into employment agreements with each of the named executives, the terms of which were based in part, on a compensation study conducted by an outside firm retained by the Board of Directors for this purpose. The material terms of the respective employment agreements are described elsewhere herein under the caption "Employment Agreements."

The Board of Directors believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build shareholder value should have a significant stake in the Company's on-going success. To this end, the Company's compensation objectives have been designed to be achieved through stock ownership in the Company by executive officers in addition to base salary and bonus payments. The purpose of the Company's 1996 Stock Option Plan is to provide an additional incentive to employees to work to maximize shareholder value and to facilitate broadening and increasing stock ownership by executives and other key employees. During fiscal 1996, options to purchase an aggregate of 367,000 shares of the Company's Class A Common Stock were granted to employees of the Company as a group, with 192,000 of those being granted to the named executives pursuant to their respective employment agreements with the Company. The Board of Directors concurs that the stock options granted to the executive officers pursuant to their employment agreements were appropriate in light of its policy that equity ownership by executive officers is an important contributor to aligning the interests of executive officers with those of the Company's shareholders, and the number of options awarded to individual officers was determined based in part, on the anticipated ability of the respective officers to affect the Company's overall future performance. The size of the initial awards also reflected, in part, the first opportunity by senior executives to participate directly in the equity of the Company.

Fiscal 1996 was a transitional year for the Company, with its initial public offering, reorganization and restructuring of various business units. During the year, the Company invested heavily in upgrading its information technology systems, accounting controls and other processes and increased its workforce considerably to accommodate the anticipated growth and expansion of its businesses. The Compensation Committee believes that the overall fiscal 1996 executive compensation levels adequately reflected (i) each executive's business results and performance in his area of responsibility, (ii) each executive's contribution to the overall management team and involvement in the initial public offering, and (iii) each executive's then expected future contributions to the Company.

The Board of Directors and its Compensation Committee have considered the impact of Section 162(m) of the Internal Revenue Code on their executive compensation decisions. Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent that such compensation in a taxable year exceeds $1 million. Section 162(m), however, does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by shareholders. During fiscal 1996, the Board of Directors and the Compensation Committee believed it unlikely that any executive officer of the Company would receive non-qualified compensation in excess of $1 million. The potential income tax implications of Section 162(m) will continue to be evaluated in regards to the Company's compensation strategies and decisions involving executive compensation going forward.

Mr. Bellinger has served as a member of the Company's Board of Directors and as the Company's President and Chief Executive Officer since its inception in 1996. Prior to the reorganization of the Company on August 1, 1996, Mr. Bellinger's annual base salary of $420,000 was based on a pre-existing contract with International, of which 80% was allocated and charged to the Company. Effective August 1, 1996, the Company entered into an employment agreement with Mr. Bellinger which provides for a base annual salary of $450,000, subject to annual increases as determined by the Compensation Committee. The employment agreement also provides for the payment of annual performance-based additional bonus compensation equal to a percentage of his base salary, based on the achievement by the Company and Mr. Bellinger of certain pre-established performance objectives. The provisions of the employment agreement regarding bonus compensation are effective for fiscal years beginning 1997, and accordingly, no bonus amounts attributable to such program were paid to Mr. Bellinger for 1996. Pursuant to his employment agreement, Mr. Bellinger was also granted options to purchase 96,000 shares of the Company's Class A Common Stock exercisable at the initial public offering price of $16 per share. The options were granted concurrent with the Company's initial public offering on August 1, 1996 and vest in increments of 30% each year on the grant anniversary date for the first three years and then 5% each for the next two years thereafter. In determining his total compensation for fiscal 1996, the Compensation Committee was advised that the Board of Directors took into account the significant contribution of Mr. Bellinger in connection with the Company's efforts to effect a successful initial public offering of its Class A Common Stock. The Board of Directors and the Compensation Committee believe that the base annual salary and the number of stock options awarded Mr. Bellinger during fiscal 1996 were appropriate considering the services to be performed by him in his capacity as President and Chief Executive Officer of the Company, his past business accomplishments and expected future contributions to the Company.

                                  Compensation Committee

                                  Roger E. Birk
                                  Richard F. Chapdelaine
                                  John F. McGovern

The foregoing Compensation Committee Report on Executive Compensation and the data with respect to the Performance Graph presented below shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of such acts.

                                PERFORMANCE GRAPH

The Securities and Exchange Commission requires that a line graph presentation be included in the Company's Proxy Statement that compares the cumulative total shareholder return of its Class A Common Stock with that of a general market index and either an industry index or a group of peers as selected by the Company. The graph below compares the cumulative total shareholder return on the Company's Class A Common Stock with the cumulative total return of the NASDAQ Stock Market - U.S. Index (general market index) and the Standard & Poors Leisure Time Products Index (industry index) over the same period. The graph assumes the investment of $100 in the Company's Class A Common Stock and in each index on August 1, 1996, which represents the date of the Company's initial public offering, and the reinvestment of all dividends.

                               [GRAPHIC OMITTED]


                                            CUMULATIVE TOTAL RETURN
                                     --------------------------------------
                                      8/1/96        9/30/96      12/31/96
                                     ----------    ----------    ----------

      Golden Bear Golf, Inc.               100           123            70
      NASDAQ Stock Market - U.S.(1)        100           108           114
      S&P Leisure Time Products(1)         100           108           114


(1) The cumulative total return on the NASDAQ Stock Market - U.S. Index approximates that of the Standard and Poors Leisure Time Products Index for the periods presented above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of April 30, 1997 by (i) each person or entity who is the beneficial owner of five percent or more of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each director and named executive officer of the Company and
(iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the business address of each five percent holder, director or named executive officer listed below is the Company's corporate address. As described in the notes to the table, voting and/or investment power with respect to certain shares of Common Stock is shared by the named executives. Consequently, such shares may be shown as beneficially owned by more than one person.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP                  PERCENT OF
                                                    -----------------------------------------      TOTAL VOTING
                                                        NUMBER OF              NUMBER OF             POWER OF
                                                     SHARES OF CLASS A      SHARES OF CLASS B      OUTSTANDING
                                                      COMMON STOCK           COMMON STOCK             COMMON
BENEFICIAL OWNER                                          OWNED                OWNED(2)              STOCK(1)
------------------------------------------------    ------------------     ------------------     ---------------
Jack W. Nicklaus(3)(5)(10)                                    240,000              2,760,000               91.7%

Golden Bear International, Inc.(4)                                ---              1,320,000               43.5%

Richard P. Bellinger and Barbara B.
   Nicklaus, as co-trustees(5)                                    ---                573,600               18.9%

Wellington Management Company, LLP
   75 State Street
   Boston, Massachusetts  02109(6)(9)                         193,100                    ---                   *

Metropolitan Life Insurance Company
   One Madison Avenue
   New York, New York  10010(7)(9)                            152,000                    ---                   *

State Street Research & Management Co.
   One Financial Center, 30th Floor
   Boston, Massachusetts  02111(8)(9)                         152,000                    ---                   *

Richard P. Bellinger(5)(10)                                   120,000                    ---                   *

Mark F. Hesemann(10)                                           40,000                    ---                   *

Thomas P. Hislop(10)                                           40,000                    ---                   *

Jack P. Bates(10)                                              40,000                    ---                   *

Roger E. Birk                                                   2,000                    ---                   *

Richard F. Chapdelaine                                          3,150                    ---                   *

John F. McGovern                                                3,000                    ---                   *

All directors and executive officers as
   a group (8 persons)(3)(5)(10)                              248,150              2,760,000               91.8%

------------------------------------------------

 *     Represents less than 1% of the total.

(1) The calculation of the percent of total voting power of outstanding Common Stock is based on the respective number of shares of Class A Common Stock and Class B Common Stock outstanding as of April 30, 1997, at which date there were 2,744,962 shares of Class A Common Stock and 2,760,000 shares of Class B Common Stock outstanding. Each share of Class B Common Stock entitles the holder to ten votes.

(2) The shares of Class B Common Stock are identical to the shares of Class A Common Stock in all respects, except for voting rights and certain conversion rights and transfer restrictions. While each share of Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of the Company's shareholders, each share of Class B Common Stock entitles the holder to ten votes on each such matter, including the election of directors. Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock upon the transfer to a person who is not a Nicklaus Family Member, as defined, or if the total number of shares of Class B Common Stock is less than 20% of the aggregate number of shares of Common Stock outstanding on the record date of any shareholders meeting.

(3) Includes the 573,600 shares of Class B Common Stock held in family trusts for the benefit of Mr. Nicklaus' children, and the 240,000 shares of Class A Common Stock pledged to Mr. Nicklaus by Messrs. Bellinger, Hesemann, Hislop and Bates as to which Mr. Nicklaus disclaims beneficial ownership. Also includes the 1,320,000 shares of Class B Common Stock owned of record by International.

(4) Mr. Nicklaus is the Chairman of the Board and the beneficial owner of the controlling interest in International and, accordingly, is deemed to beneficially own all such shares.

(5) All 573,600 shares of Class B Common Stock are held by Mr. Bellinger and Mrs. Nicklaus as co-trustees of trusts for the benefit of Mr. And Mrs. Nicklaus' children. Mr. Bellinger and Mrs. Nicklaus disclaim beneficial ownership of such shares. All of these shares are subject to a shareholders' agreement with Mr. Nicklaus which, among other things, grants to Mr. Nicklaus the right to vote all such shares and imposes certain limitations on the transfer of such shares. Certain of these shares are pledged to Mr. Nicklaus to secure loans made by Mr. Nicklaus to each of the trusts. These pledged shares are subject to further restrictions prohibiting the sale or other disposition of any such shares for a two year period ending in July, 1998.

(6) Total shares beneficially owned reflect 193,100 shares to which Wellington Management Company, LLP ("Wellington") exercises shared investment power and 51,800 shares to which it has shared voting power. Wellington does not exercise sole voting power or sole investment power with respect to any such shares.

(7) Total beneficially owned shares are comprised of 152,000 shares to which Metropolitan Life Insurance Company has both sole voting power and sole investment power.

(8) Total shares beneficially owned represent 152,000 shares to which State Street Research & Management Company has both sole voting power and sole investment power.

(9) The number of shares beneficially owned are based upon the most recent Form 13G filed with the Securities and Exchange Commission.

(10) All such shares are pledged to Mr. Nicklaus to secure loans made by Mr. Nicklaus to such individuals. All of these shares are also subject to shareholder agreements with Mr. Nicklaus, prohibiting each of Messrs. Bellinger, Hesemann, Hislop and Bates from, without the consent of Mr. Nicklaus, selling or otherwise disposing of any such shares for a two-year period ending in July 1998, granting Mr. Nicklaus the right to vote all of such shares until such shares are sold or transferred to a third party and imposing certain limitations on the transfer of such shares. Mr. Nicklaus disclaims beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and holders of in excess of 10% of the Company's Class A Common Stock file initial reports of ownership and reports of changes in ownership of the Company's Class A Common Stock and other equity securities with the Securities and Exchange Commission and the Nasdaq Stock Market. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of the copies of such reports furnished to the Company and written representations from the Company's directors and executive officers that no other reports were required, the Company believes that during 1996, the Company's directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except that Mr. Chapdelaine, who was appointed to the Company's Board of Directors on October 15, 1996, filed an amended report on Form 3 on February 7, 1997 reporting his ownership of certain options to purchase 3,150 shares of the Company's Class A Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REORGANIZATION

The Company, its shareholders, Golden Bear Golf Centers, Inc. ("Golf Centers"), Paragon Golf Construction, Inc. ("Paragon") (collectively, the "Constituent Companies"), International and certain other affiliates entered into a reorganization agreement in connection with the Company's initial public offering on August 1, 1996. Pursuant to the agreement, the Company acquired all of the outstanding common stock of the Constituent Companies in exchange for 240,000 shares of its Class A Common Stock and 1,428,000 shares of its Class B Common Stock. In addition, the Company acquired certain assets and assumed certain liabilities of International in exchange for 1,332,000 shares of its Class B Common Stock. The transaction was accounted for on an historical cost basis in a manner similar to a pooling of interests as the Company and the Constituent Companies had common stockholders and management.

Prior to the reorganization of the Company, Messrs. Bellinger, Hesemann, Hislop and Bates acquired certain shares of the outstanding capital stock of Golf Centers for an aggregate purchase price of $600,000. Pursuant to the reorganization, Messrs. Bellinger, Hesemann, Hislop and Bates received an aggregate of 240,000 shares of the Company's Class A Common Stock in exchange for their shares in Golf Centers. All such shares acquired pursuant to the reorganization are pledged to Mr. Nicklaus to secure loans made by Mr. Nicklaus to such individuals to fund their purchase of shares in Golf Centers. All of such individuals have entered into a management shareholders' agreement with Mr. Nicklaus and the Company pursuant to which they assigned to Mr. Nicklaus the right to vote all the shares acquired in the reorganization at Mr. Nicklaus's discretion until such shares are sold or transferred to a third party. The management shareholders' agreement also prohibits any of Messrs. Bellinger, Hesemann, Hislop or Bates from, without the consent of Mr. Nicklaus, selling, disposing or otherwise transferring any such shares for a period of two years ending July, 1998. In addition, each of Messrs. Bellinger, Hesemann, Hislop and Bates granted to Mr. Nicklaus a right of first offer to purchase the shares of Class A Common Stock which he intends to sell or transfer to any person or other outside party who is not a holder of Class B Common Stock. Any shares not purchased pursuant to the right of first offer may be sold at or above the price offered to Mr. Nicklaus.

Certain trusts established for the benefit of Mr. and Mrs. Nicklaus' children also acquired shares of the outstanding capital stock of Golf Centers immediately prior to the reorganization of the Company for an aggregate purchase price of $900,000. In connection with the reorganization, such trusts received an aggregate of 573,600 shares of the Company's Class B Common Stock in exchange for their shares in Golf Centers. All such shares acquired in connection with the reorganization are pledged to Mr. Nicklaus to secure loans made by Mr. Nicklaus to such trusts to fund their purchase of shares in Golf Centers. Such trusts are prohibited from selling, disposing or otherwise transferring any such shares for a period of two years ending July, 1998.

Mr. Nicklaus, International, the Nicklaus family trusts and the Company entered into a registration rights agreement, pursuant to which each of Mr. Nicklaus, International and the Nicklaus family trusts has the right to demand that their respective shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) be registered for sale pursuant to the requirements of the Securities Act of 1933, up to three times, subject to certain deferral rights of the Company. Additionally, Messrs. Bellinger, Hesemann, Hislop and Bates entered into a registration rights agreement, pursuant to which each of them will have the right, at any time during the period until two years after repayment of the loans from Mr. Nicklaus, to cause the Company to file a registration statement for the proposed sale from time to time of all or any portion of their shares of Class A Common Stock acquired pursuant to the reorganization. Each of the foregoing parties also have an unlimited number of piggyback registration rights in respect of their shares.

ARRANGEMENTS WITH INTERNATIONAL

As described above, various businesses and operations were contributed to the Company in the reorganization by International and its affiliates. Mr. Nicklaus, who founded International in 1970, is the principal shareholder of International and is also the Chairman of the Board of the Company, as well as the principal shareholder of the Company.

Pursuant to a trademark license agreement, International has granted the Company a royalty-free, indefinite, exclusive right, subject to certain exceptions, to utilize and sublicense all major trademarks, tradenames and service marks owned or developed by International, including the GOLDEN BEAR, NICKLAUS and JACK NICKLAUS trademarks (collectively, the "Licensed Marks") and the right, subject to the approval of International, to obtain the registration of additional trademarks and service marks deemed by the Company to be necessary or prudent to the maintenance and future expansion of its businesses. International also granted the Company the right to use the name, likeness, nickname, biographical data and other identifying characteristics of Jack Nicklaus in connection with the advertising, promotion, sale or rendering of the Company's products or services throughout the world. International has retained the exclusive right to utilize and license any of the Licensed Marks in connection with and limited to its continuing businesses (such businesses being hereinafter referred to as the "Retained Businesses"), which are limited to (i) golf course design and consulting; (ii) residential community development; (iii) sponsorship, promotion and management of golf tournaments; (iv) daily fee golf course development; (v) the manufacture and marketing of golf clubs and equipment; (vi) the creation, production and marketing of golf and other sporting events; (vii) the creation, development, editing and distribution of books, articles and print media creative works including audiovisual media programming and properties including video games; and (viii) a membership club offering golf improvement tips.

Pursuant to the trademark license agreement, in the event International decides to assign, transfer or otherwise convey its legal title and ownership interest in any of the Licensed Marks, International must first offer to transfer such interests to the Company for nominal consideration, subject to International's exclusive rights with respect to the Retained Businesses. In the event International desires to negotiate with any third party to (i) assign, convey or transfer its ownership interest in or to license substantially all of its beneficial interest in the right to license and utilize any part of the Licensed Marks in connection with the Retained Businesses or (ii) otherwise divest itself of all or substantially all of the assets, equity holdings or business opportunities relating to any of the Retained Businesses, International has agreed to enter into good faith negotiations with the Company for a period of sixty days for the acquisition by the Company of any such rights, assets or businesses which International desires to transfer to third parties.

The term of the Company's trademark license is initially for a period of thirty years but is renewable by the Company for additional ten-year periods thereafter and may only be terminated by International, after notice, in the event the Company abandons its use of all or substantially all of the Licensed Marks in all or substantially all of the countries where the Company has the right to use the Licensed Marks or materially breaches the license agreement or following a material breach by the Company after notice and an opportunity to cure and following the completion of arbitration. In the event that an arbitrator determines that there has been a material breach, the Company will be afforded an additional opportunity to cure the breach or, if such breach is not subject to cure and the arbitrator has determined actions or payments which would appropriately ameliorate such breach, an additional period of time to do so. The Company may transfer its rights under the license agreement, without the consent of International, by assignment or by operation of law, to any entity which acquires all or substantially all of the Company's licensing business and which agrees in writing to accept and be bound by all of the terms and conditions of the agreement to the extent such undertaking is not made by operation of law.

Pursuant to an office sharing agreement, the Company subleases its corporate office facilities from International. The sublease commenced on August 1, 1996 and expires in January, 2000. Rent due under the sublease is calculated based on the estimated percentage of total leased space that is utilized by the Company. The sublease requires minimum annual payments of approximately $575,000, and the rent expense incurred under such sublease during fiscal 1996 was $248,862.

In connection with the sublease, the Company also entered into an office staff sharing agreement which provides for the sharing of the services of certain specifically identified office staff and personnel that can effectively serve the needs of both organizations. During fiscal 1996, a total of $255,000 attributable to payroll and related costs associated with such shared employees was allocated to International.

In addition, the Company maintains certain office space in Singapore that is shared with International. During fiscal 1996, a total of $277,818 of costs associated with maintaining such facilities was allocated to International.

Under the terms of a personal services management agreement, International and Mr. Nicklaus have retained the Company as the exclusive manager and representative to market the personal endorsement services of Mr. Nicklaus as a celebrity and corporate spokesman to outside third parties throughout the world. As compensation for services provided in this capacity, the Company is generally entitled to 30% of the personal endorsement fees received by Mr. Nicklaus under any contract or arrangement existing as of August 1, 1996 or any renewal thereof during the term of the agreement and a percentage to be negotiated (but in no event less than 20%) of all such revenues under any new contract signed thereafter. Revenues earned by the Company during fiscal 1996 in this capacity totaled $643,587.

Pursuant to a design services marketing agreement, the Company markets golf course designs worldwide for Nicklaus Design, the golf course design division of International. The Company generally receives 10% of the gross design fees collected by International. Commissions earned by the Company during fiscal 1996 for these services totaled $1,281,326.

The Company began managing a golf course facility owned by International during 1996 for which it earned revenues of $75,000 during fiscal 1996. Also during fiscal 1996, the Company purchased certain golf equipment used for promotional purposes totaling $74,337 from Nicklaus Golf Equipment, LC, a company controlled by Mr. Nicklaus.

As of December 31, 1996, the Company had a net receivable balance due from International in the amount of $843,235. Such balance was comprised primarily of International's allocable portion of certain costs associated with maintaining shared office space in Singapore, together with reimbursements for certain legal expenses and commissions on specific design related revenues collected by Nicklaus Design. The balance also included amounts owed by International in connection with the reimbursement of certain allocated payroll and other costs which are paid by the Company.

In April 1994, Paragon entered into a fixed price contract to construct a certain golf course located in Middle Smithfield Township, Pennsylvania on which the design work was to be performed by Nicklaus Design. Pursuant to the agreements among Paragon, Nicklaus Design and the owner of the project, a portion of the compensation payable by the owner was represented by certain contingent compensation payable to Nicklaus Design based on a share of the golf club membership sales that were to be generated upon completion of the project. In September 1996, Paragon received a change order aggregating $750,000 for certain additional services and contract extras to be provided in addition to the original fixed price services previously agreed to. Such additional work was requested in order to enhance the quality of the project so that the finished product would meet the standards of Nicklaus Design and Jack Nicklaus as designers of the golf course. Under the terms of the change order, $750,000 is payable by the owner of the project to Paragon in a lump sum on or before December 31, 1997. In connection with the foregoing agreement by the owner, Nicklaus Design has agreed to grant the owner a $750,000 credit against the total contingent compensation Nicklaus Design would otherwise be entitled to receive from golf club membership sales.

Certain of the Company's named executives, Messrs. Nicklaus, Bellinger and Bates provide services in various capacities to International and its affiliates on an ongoing basis. During fiscal 1996, Mr. Nicklaus received a salary of $675,000 for services rendered to International and its affiliates. Under the terms of their respective employment agreements, Messrs. Bellinger and Bates are required to dedicate at least 80% of their business time to the Company. The remainder of their business time may be spent on management of other entities, including International. During fiscal 1996, Messrs. Bellinger and Bates received salaries of $124,000 and $35,333, respectively, for their services performed on behalf of International and it affiliates. Such compensation for Messrs. Nicklaus, Bellinger and Bates was charged entirely to International and is not reflected in the Company's consolidated financial statements for fiscal 1996.

During fiscal 1996, Messrs. Bellinger, Hesemann, Hislop and Bates each were also paid $200,000 by International representing deferred compensation that had been accrued for services performed in previous years prior to fiscal 1996. Such deferred compensation had been charged to the operations of International in previous years, and accordingly, none of the expense associated with such deferred compensation has been reflected in the historical financial statements of the Company.

INDEBTEDNESS TO MR. NICKLAUS

In June 1996, Mr. Nicklaus provided a bridge loan of approximately $1.6 million to Golf Centers, the proceeds of which were used to fund the acquisition of the Cool Springs Golf Center. The loan was evidenced by a demand promissory note, with interest at the Federal Mid-Term annual interest rate in effect at the time the note was executed. The bridge loan was repaid in full in August 1996 from the proceeds of the initial public offering.

ACQUISITION OF EAST COAST FACILITIES

In September 1996, the Company purchased East Coast Facilities (comprised of an existing Golden Bear Golf Center located in Columbus, Ohio and a Golden Bear Golf Center in Fort Lauderdale, Florida which commenced operations in November,
1996) for approximately $5.9 million, of which $5.3 million was paid in cash at the closing and $600,000 was evidenced by certain promissory notes. The $5.3 million paid at closing was funded from the proceeds of the Company's initial public offering. The promissory notes are non-interest bearing and are secured by certain property and equipment. The purchase price of the acquisition was based on the projected return on the project as determined by the Company's investment committee, which is comprised of certain senior executive officers of the Company.

In connection with the acquisition, the Company issued certain principals of East Coast Facilities options to purchase 37,500 shares of its Class A Common Stock which fully vested on the date of acquisition. Such options are exercisable at any time prior to their expiration in August 1997 and any proceeds from the exercise of the options must be used to repay an equal amount of principal under the promissory notes. Any remaining outstanding principal balance on the notes is due in September 1997. At December 31, 1996, the outstanding principal on these notes was $267,008.

Mr. Chapdelaine, who was elected to the Company's Board of Directors in October 1996, is one of the former shareholders of East Coast Facilities. In connection with the acquisition, he received options to purchase 3,150 shares of the Company's Class A Common Stock, which he exercised in January, 1997.

                                  ANNUAL REPORT

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 is being mailed with this Proxy Statement. Such Annual Report to Shareholders contains the consolidated financial statements of the Company and the report thereon of Arthur Andersen LLP, independent certified public accountants. The Annual Report does not form any part of the material for the solicitation of proxies.


                         INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent auditors, selected by the Board of Directors, are Arthur Andersen LLP, certified public accountants. Arthur Andersen LLP has served as the auditors of the Company and its predecessors since 1994. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representatives will also be afforded an opportunity to make a statement if they desire to do so.


                              SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than January 30, 1998 in a form that complies with applicable regulations and the Bylaws of the Company. It is suggested that proponents submit their proposals by certified mail and detailed information for submitting such proposals will be provided upon written request to the Secretary of the Company.


                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors know of no matters other than those set forth herein which will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with their best judgment in the manner they believe to be in the best interest of the Company. Discretionary authority with respect to any such matters is conferred by the proxy.

                                 By Order of the Board of Directors




                                 Jack P. Bates
                                 SENIOR VICE PRESIDENT,
                                 CHIEF FINANCIAL OFFICER AND SECRETARY

North Palm Beach, Florida
June 16, 1997

                             GOLDEN BEAR GOLF, INC.
                              CLASS A COMMON STOCK
          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - JULY 21, 1997
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Golden Bear Golf, Inc. (the "Company") hereby appoints Jack W. Nicklaus and Richard P. Bellinger, and each of them, as proxy for the undersigned, with full power of substitution to vote and otherwise represent all the shares of Class A Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. on Monday, July 21, 1997, at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, or any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY. The above named proxies are also granted the authority to vote in their discretion upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

                            (continued on other side)

                           (continued from other side)

(1) ELECTION OF TWO CLASS I DIRECTORS, TWO CLASS II DIRECTORS AND THREE CLASS III DIRECTORS:

   [ ] VOTE FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary below)    for all nominees listed below

       Nominees for Election to Serve:

       ONE-YEAR TERM (CLASS I)      TWO-YEAR TERM (CLASS II)      THREE-YEAR TERM (CLASS III)
       -----------------------      ------------------------      ---------------------------
            Mark F. Hesemann             Thomas P. Hislop               Jack W. Nicklaus
             Roger E. Birk            Richard F. Chapdelaine         Richard P. Bellinger
                                                                        John F. McGovern

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

     __________________________________________________________________________

                              Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                              Dated: ____________________________________, 1997

                              _________________________________________________
                              Signature

                              _________________________________________________
                              Signature

                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             GOLDEN BEAR GOLF, INC.
                              CLASS B COMMON STOCK
          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - JULY 21, 1997
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Golden Bear Golf, Inc. (the "Company") hereby appoints Jack W. Nicklaus and Richard P. Bellinger, and each of them, as proxy for the undersigned, with full power of substitution to vote and otherwise represent all the shares of Class B Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. on Monday, July 21, 1997, at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, or any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY. The above named proxies are also granted the authority to vote in their discretion upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

                            (continued on other side)

                           (continued from other side)

(1) ELECTION OF TWO CLASS I DIRECTORS, TWO CLASS II DIRECTORS AND THREE CLASS III DIRECTORS:

   [ ] VOTE FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary below)    for all nominees listed below

       Nominees for Election to Serve:

       ONE-YEAR TERM (CLASS I)      TWO-YEAR TERM (CLASS II)      THREE-YEAR TERM (CLASS III)
       -----------------------      ------------------------      ---------------------------
            Mark F. Hesemann             Thomas P. Hislop               Jack W. Nicklaus
             Roger E. Birk            Richard F. Chapdelaine         Richard P. Bellinger
                                                                        John F. McGovern

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

     __________________________________________________________________________

                              Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                              Dated: ____________________________________, 1997

                              _________________________________________________
                              Signature

                              _________________________________________________
                              Signature

                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.